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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements Nos. 333-33056, 333-52346, and 333-98219 on Form S-8 of Edwards Lifesciences Corporation of our report dated June 23, 2011, relating to our audits of the financial statements and supplemental schedule of the Edwards Lifesciences Technology SARL Savings and Investment Plan, which appear in this Annual Report on Form 11-K for the year ended December 31, 2010.

/s/ HEIN & ASSOCIATES LLP Irvine, California

June 23, 2011

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM